UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 13, 2009

ECCO ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St.,Suite 206 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

713-771-5500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As reported on Form 8-K on March 5, 2009, on December 31, 2008, ECCO Energy Corp., a Nevada corporation (the “Company”) entered into an agreement to purchase  properties (the “Acquired Properties”) from Samurai Corp, Inc., including the working interests in the properties previously owned by M-J Oil Company and Lake Fork Resources, LLC in Ohio.  Financial agreements involving promissory notes were issued on December 30, 2008 and December 31, 2008, and were executed on February 27, 2009.
On April 7, 2009, the Board of Directors of both ECCO and Samurai mutually agreed to terminate the purchase agreement for the acquisition of the Acquired Properties and the related notes payable issued by ECCO due to current market conditions in the oil and gas industry.  All related financial agreements pertaining to the acquisition have been cancelled.

The principal owner of Samurai Corp, is Sam Skipper, the CEO of ECCO Energy.  Samurai Corp, Inc. is considered an affiliated company.

(c) Shell Company Transaction.
     Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECCO Energy Corp.

Date: April 13, 2009	By: //s// Samuel Skipper
Samuel Skipper
President/CEO